SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 31, 2006

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

7945 W. Sahara Avenue, #107, Las Vegas, Nevada	89117
(Address of principal executive offices)	(Zip code)

(702) 363-9307

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Today, July 31, 2006, the Company announced that it concluded a final closing on its public offering of common stock and related warrants. The securities were offered pursuant to an effective shelf registration statement. The Company sold 1,600,069 shares of common stock at a purchase price of $30.00 per share. Each share purchased includes a warrant to purchase 1/5th of an additional share of common stock from the Company at a purchase price of $60.00 per share. The Company received gross proceeds of $48,002,070 from the offering. The offering proceeds will be utilized by the Company to construct an ethanol plant near Superior, Iowa.

These securities were offered on a “best efforts” basis directly through our officers and directors and on a “best efforts” basis through our lead placement agent, Anderson & Strudwick, Incorporated, and selected dealers that included, Sanders Morris Harris, Shoreline Pacific LLC and Smith Hayes Financial Services.

No commission or other compensation related to the sale of the shares was paid to our officers and directors. We paid a six percent (6%) commission to our lead placement agent, Anderson & Strudwick, Incorporated, for shares sold by our placement agent and the selected dealers in the offering.

Item 9.01. Financial Statements and Exhibits

a.	Financial Statements of Businesses Acquired

Not applicable.

b.	Pro Forma Financial Information

Not applicable.

c.	Shell Company Transactions

Not applicable.

d.	Exhibits.

Number	Description
99.1	Press Release Announcing Final Closing of the Offering

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: July 31, 2006	By	/s/ Barry A. Ellsworth
Barry A. Ellsworth President (Principal Executive Officer)

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